Exhibit 99.1

For Immediate Release March 15, 2023	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com	Audacy Contact: Ashok Sinha SVP and Head of Communications (610) 822-0832 Ashok.Sinha@audacy.com

AUDACY REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter and year ended December 31, 2022.

Fourth Quarter Summary

•	Net revenues for the quarter were $342.0 million, down 0.8% compared to $344.7 million in the fourth quarter of 2021. Excluding political revenue, revenues for the quarter were down 4%

•	Digital revenues were $69.1 million, up 2% compared to the fourth quarter of 2021

•

Total operating expenses for the quarter were $295.6 million, which includes a gain on sale of $34.5 million, compared to $292.0 million in the fourth quarter of 2021, which included a gain on sale of $4.6 million

•	Cash operating expenses were up 9% compared to the fourth quarter of 2021

•	Operating income for the quarter was $46.4 million, compared to operating income of $52.7 million in the fourth quarter of 2021

•	Adjusted EBITDA for the quarter was $37.1 million, compared to $66.2 million in the fourth quarter of 2021

•	As of December 31, 2022, the Company’s liquidity was $144.8 million, up from $115.4 at September 30, 2022

Full Year Summary

•	Net revenues for the year were $1.25 billion, up 3% compared to $1.22 billion in 2021. Excluding political revenue, revenues for the year were up 2%

•	Digital revenues were $259.1 million, up 9% compared to 2021

•

Total operating expenses for the year were $1.33 billion, which includes a non-cash impairment charge of $180.5 million and a gain on sale of $47.7 million, compared to $1.12 billion in 2021, which included a gain on sale of $8.4 million

•	Cash operating expenses were up 6% compared to 2021

•	Operating loss for the year was $73.7 million, compared to operating income of $95.4 million in 2021

•	Adjusted EBITDA for the year was $137.9 million, compared to $165.7 million in 2021

David J. Field, Chairman, President and Chief Executive Officer, stated: “Having started 2022 on a great note with revenues up 14% in the first quarter, we ended the year with revenues down 0.8% in the fourth quarter as challenging ad market conditions persisted. For the full year, revenues were up 3%. Fourth quarter expenses grew 9% due to accelerated recognition of podcast expenses, but we anticipate that expenses will be up low single digits in the first quarter and fall below 2022 levels beginning in the second quarter.

We continue to vigorously execute our plan to navigate the storm and to position the company for recovery when business conditions improve. Our liquidity improved from $115 million at the end of September to $145 million at year end. With the sale earlier this month of $17 million of towers, we have now completed $73 million in non-strategic asset sales to bolster our liquidity and to support our continued compliance with our financial covenants.

We are making solid progress on our key growth drivers including our reinvented streaming audio platform, our national enterprise business development, our podcasting and digital marketing solutions businesses, and our promising ad tech and ad product roadmap.

Looking beyond the challenging current macro environment, Audacy has a strong and differentiated, scaled, competitive position in the dynamic and growing audio space and is deeply focused on continuing the work to capitalize on the opportunities and drive a healthy recovery.”

Recent Company Developments

•	Non-strategic Asset Sale. In February, the Company completed the sale of select tower assets for $17 million.

•

Amendment to Receivables Purchase Agreement. In January, the Company entered into an amendment to its Receivables Purchase Agreement that reduces the minimum liquidity the Company is required to maintain to $25 million and aligns the Company’s obligations to deliver audited annual financial statements under the Receivables Purchase Agreement to its obligations to deliver such financial statements under its Credit Agreement.

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Wednesday, March 15, 2023, at 10:00 AM Eastern Time.

To participate in the conference call, please dial (877) 407-9208 or (201) 493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy, Inc. Fourth Quarter 2022 Earnings Call. Participants may also listen to a live webcast of the call by visiting https://viavid.webcasts.com/starthere.jsp?ei=1585970&tp_key=af70e5a4ce. Questions will only be taken from participants on the conference call.

A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13734676. A webcast replay of the conference will be available shortly after the call at the above link.

Additional information is available at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; (gain) loss on early extinguishment of debt; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the Company’s ability to regain compliance with the NYSE’s minimum price condition within the applicable cure periods. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
STATEMENTS OF OPERATIONS
Net Revenues	$341,961	$344,732	$1,253,664	$1,219,404

Station Expenses	283,250	256,922	1,027,197	972,792
Station Expenses - Non-Cash Compensation	301	1,127	3,290	4,181
Corporate Expenses	22,527	19,914	91,345	84,658
Corporate Expenses - Non-Cash Compensation	1,083	2,027	5,039	8,753
Depreciation And Amortization	18,331	13,548	65,786	52,238
Other expenses	214	426	688	992
Impairment Loss	468	843	180,543	2,214
Restructuring Charges	3,890	1,452	10,008	5,671
Net Gain On Sale Or Disposal	(34,509)	(4,632)	(47,737)	(8,363)
Change In Fair Value of Contingent Consideration	—		(8,802)
Refinancing Expenses	—	372	—	845

Total Operating Expenses	295,555	291,999	1,327,357	1,123,981

Operating Income (Loss)	46,406	52,733	(73,693)	95,423

Net Interest Expense	31,378	25,027	107,491	91,511
Net (Gain) Loss on Early Extinguishment of Debt	—	—	—	8,168
Other (Income) Expense	—	—	(238)	(446)

Income (Loss) Before Income Taxes	15,028	27,706	(180,946)	(3,810)
Income Taxes (Benefit)	2,878	6,296	(40,275)	(238)

Net Income (Loss)	$12,150	$21,410	$(140,671)	$(3,572)

Net Income (Loss) Per Share - Basic	$0.09	$0.16	$(1.01)	$(0.03)

Net Income (Loss) Per Share - Diluted	$0.09	$0.16	$(1.01)	$(0.03)

Dividends Declared And Paid Per Common Share	$0.00	$0.00	$0.00	$0.00

Weighted Common Shares Outstanding - Basic	138,888	136,110	138,654	135,981

Weighted Common Shares Outstanding - Diluted	138,901	138,006	138,654	135,981

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	213,643	222,127	798,006	799,687
Digital (including podcasting)	69,111	68,079	259,135	237,824
Network	23,305	22,463	89,897	84,089
Sponsorships and Events	24,350	20,297	60,074	52,319
Other	11,552	11,766	46,552	45,485

	$341,961	$344,732	$1,253,664	$1,219,404

Political	$13,148	$3,700	$25,336	$9,652

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	170,623	179,239	626,461	634,941
Sports	73,813	71,158	264,306	251,021
News/Talk	51,126	52,814	199,743	195,169
Non-format specific	46,399	41,521	163,155	138,273

	$341,961	$344,732	$1,253,664	$1,219,404

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$8,280	$37,340	$80,821	$76,607
Adjusted Income Taxes Paid (Refunded)	$225	$4	$(14,554)	$(300)

	December 31,	December 31,
	2022	2021
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$103,344	$59,439
Senior Debt - Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt - Revolver (Includes Current Portion)	$180,000	$97,727
Senior Secured Notes - 2027	$460,000	$470,000
Senior Secured Notes - 2029	$540,000	$540,000
Total Shareholders’ Equity	$520,619	$652,205
OTHER FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$12,150	$21,410	$(140,671)	$(3,572)
Income Taxes (Benefit)	2,878	6,296	(40,275)	(238)
Net Interest Expense	31,378	25,027	107,491	91,511
Corporate Expenses - Non-Cash Compensation	1,083	2,027	5,039	8,753
Station Expenses - Non-Cash Compensation	301	1,127	3,290	4,181
Depreciation And Amortization	18,331	13,548	65,786	52,238
Other Expenses	214	426	836	992
Restructuring Charges	3,890	1,452	10,008	5,671
COVID-19 Related Expenses (Income)	104	(2,164)	584	(2,796)
Non-Recurring Expenses Otherwise Included in Corporate Expenses	40	64	1,257	5,392
Liability Management Expenses	774	—	774	—
Impairment Loss	468	843	180,543	2,214
Contingent Consideration Accretion and Remeasurements	—	433	(8,802)	1,117
Refinancing Expenses	—	372	—	845
Net (Gain) Loss On Early Extinguishment Of Debt	—	—	—	8,168

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Other (Income) Expense	—	—	(238)	(446)
Net (Gain) Loss On Sale Or Disposal of Assets	(34,509)	(4,632)	(47,737)	(8,363)

Adjusted EBITDA	37,102	66,229	137,885	165,667

Net Interest Expense	(31,378)	(25,027)	(107,491)	(91,511)
Deferred Financing Costs Included In Interest Expense	1,284	2,033	5,116	5,613
Amortization Debt Premium Included In Interest Expense	(256)	(251)	(1,024)	(1,582)
Net Capital Expenditures	(8,280)	(37,340)	(80,821)	(76,607)
Adjusted Income Taxes (Paid) Refunded	(225)	(4)	14,554	300

Adjusted Free Cash Flow	$(1,753)	$5,640	$(31,781)	$1,880